[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]



STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet: sroth@sablaw.com




                                 April 30, 2003


Board of Directors
National Life Insurance Company
One National Life Drive
Montpelier, Vermont  05604

                  Re:  NATIONAL VARIABLE LIFE INSURANCE ACCOUNT
                       ----------------------------------------
Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 6 to the Registration Statement on Form N-6 by National Variable Life Insurance Account for certain variable life insurance policies (File No. 333-67003). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                           Very truly yours,

                                           SUTHERLAND ASBILL & BRENNAN LLP


                                           By: _______________________
                                               Stephen E. Roth